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                                                                    Exhibit 99.1

                                          CERES GROUP, INC.
                                          17800 ROYALTON ROAD
                                          STRONGSVILLE, OHIO 44136
                                          NASDAQ: CERG


AT THE COMPANY:        AT THE FINANCIAL RELATIONS BOARD:
Gayle Vixler           Jeff Wilhoit          Janine Warell       Margie Baigh
First Vice President   General Information   Analyst Inquiries   Media Inquiries
(440) 572-2400         (312) 640-6757        (312) 640-6775      (312) 640-6690


FOR IMMEDIATE RELEASE
WEDNESDAY, DECEMBER 30, 1998


                  CERES GROUP SUBSIDIARY COMPLETES ACQUISITION
            OF PROVIDENT AMERICAN LIFE AND HEALTH INSURANCE COMPANY
              AND ALL HEALTH INSURANCE OF PROVIDENT AMERICAN CORP.


STRONGSVILLE, OHIO, DECEMBER 30, 1998 -- Central Reserve Life Insurance Company
(CRL), a subsidiary of CERES GROUP, INC. (NASDAQ: CERG), today announced it has received regulatory approval from the Pennsylvania Department of Insurance for completion effective at year-end of its acquisition of Provident American Life and Health Insurance Company (PALHICO) from Provident American Corporation (Nasdaq: PAMC) for approximately $5 million.

In addition, CRL, in conjunction with Reassurance Company of Hannover (RCH), a member of Hannover Re's multi-billion-dollar international reinsurance group, is assuming through reinsurance all the individual and small group health insurance currently in force through PAMC's subsidiaries, PALHICO and Provident Indemnity Life Insurance Company for approximately $10 million.

PAMC's insurance subsidiaries, based in Norristown, Pennsylvania, specialize in marketing managed care health insurance products to individuals and small businesses in 40 states, through a distribution system of 27,000 agents. In 1998, this block of business generated approximately $100 million in insurance revenue. The transactions will not affect the policies or benefits of customers insured by PAMC's two subsidiaries.
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CERES GROUP, INC.
ADD-1-

"We are pleased with this opportunity for CRL and PALHICO,"said Peter W. Nauert, President and Chief Executive Officer of Ceres Group. "This acquisition further highlights our strategy of growing our company through strategically targeted acquisitions and by capitalizing on the marketing strength of the acquired companies. The acquisition of PALHICO substantially broadens our distribution system for small group insurance and senior health and life insurance products."

CRL will continue to market the full line of insurance products currently sold through PAMC's existing network of agents. The agents in the PAMC distribution system will also have access to a variety of new CRL products to increase their overall sales effectiveness.

CRL will also have an ongoing relationship with PAMC and its e-commerce subsidiary, HealthAxis.com. This provides the Ceres insurance subsidiaries their first entry into mass marketing of insurance products through the Internet.

Through its strategic alliance and reinsurance facilities with RCH, the acquisition of PALHICO and PAMC's block of health insurance business marks the Ceres Group's second completed of three announced acquisitions since its $40 million equity funding was completed in July 1998. When Ceres finalizes the acquisition of Continental General Corporation (expected in January 1999), the group will have a total of 50,000 agents, over $700 million in combined annual revenues and $600 million in combined assets.

Ceres Group, Inc. (formerly Central Reserve Life Corporation), through its subsidiaries, specializes in meeting the accident and health insurance needs of individuals and small to mid-sized businesses and the health and life insurance needs of American age 65 and older.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the company. Forward-looking statements are statements other than historical information or statements of current condition. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements herein should not be regarded as representation by the company or any other person that the objectives or plans of the company will be achieved. Many other factors would cause actual results to differ materially from those contemplated by such forward-looking statements, including, among others, failure to successfully implement the business plan for the company, rising healthcare costs, business conditions and competition in the healthcare industry, developments in healthcare reform and other regulatory issues. The foregoing review of important factors should not be construed as exhaustive. The company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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